UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2002

STOCKERYALE, INC

(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS	0-5460	04-2114473
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

32 Hampshire Road, Salem, NH 03079

(Address of Principal Executive Offices) (Zip Code)

(603) 893-8778

(Registrant’s Telephone Number, Including Area Code)

Item 4.  Changes in Registrant’s Certifying Accountant

                The Audit Committee of the Board of Directors of StockerYale, Inc (the “Company”) has continually monitored the Arthur Andersen LLP situation and re-examined whether the retention of Arthur Andersen LLP as the Company’s independent outside auditors is appropriate. Pursuant to the recommendation by the Company’s Audit Committee, the Company’s Board of Directors, on July 25, 2002, decided that effective immediately the Company shall dismiss Arthur Andersen LLP as auditors.

The Board of Directors, upon recommendation of the Audit Committee, on July 25, 2002, approved the selection of Deloitte & Touche LLP to serve as the Company’s independent outside auditors for the fiscal year ending December 31, 2002.

Arthur Andersen LLP’s reports on the Company’s financial statements for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles in connection with these audits, and through the date hereof there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference thereto in its report on the Company’s financial statements for such years. Also during those years and during the interim periods in the current fiscal year, there have been no “reportable events,” as such term is used in Item 304(a)(1)(v) of Regulation S-K.

                As required under the Securities and Exchange Commission regulations, the Company provided Arthur Andersen LLP with a copy of this item and requested that Arthur Andersen LLP furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements by the Company in this item and, if not, stating the respects in which it does not agree. The Company was informed by Arthur Andersen LLP that because of its current situation, Arthur Andersen LLP would not be able to provide such a letter.

                During the fiscal years ended December 31, 2001 and 2000, and through the date hereof, the Company did not consult with Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or any other matters of reportable events as set forth in Item 304(a)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

STOCKERYALE, INC

Dated: July 25, 2002	By:	/s/ Francis J. O’Brien
Name: Francis J. O’Brien
	Title:	Executive Vice President,
Chief Financial Officer